UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2021

Hydrofarm Holdings Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Canal Road Fairless Hills, PA 190300
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2021, Hydrofarm Holdings Group, Inc., (the “Company”) entered into a unit purchase and contribution agreement (the “Purchase Agreement”) with Field 16, LLC, a Delaware limited liability company (“HEAVY 16”), F16 Holding LLC, a California limited liability company (the “Seller”), and the members of the Seller, pursuant to which the Company will acquire 100% of the issued and outstanding membership interests of HEAVY 16 (the “Acquisition”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to pay a purchase price of up to $78.1 million, consisting of $63.1 million in cash and $15 million of its common stock, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness of HEAVY 16. The purchase price includes a potential earn out payment of up to $2.5 million based on achievement of certain performance metrics. In connection with the Acquisition, the Company intends to enter into employment agreements with certain key employees of HEAVY 16.

HEAVY 16 is a leading manufacturer and supplier of branded plant nutritional products, with nine core products that are currently sold to approximately 300 retail stores across the U.S. The HEAVY 16 products feature a full line of premium nutrients with nine core products used in all stages of plant growth, helping to increase the yield and quality of crops. The Company believes that the strategic combination of its leading distribution capabilities and HEAVY 16’s branded nutrient capabilities will enable the HEAVY 16 brand to rapidly grow across the Company’s existing customer base. In addition, the Company believes there will be an opportunity to use its distribution platform outside the U.S. to offer the HEAVY 16 products internationally. Moreover, by broadening the Company’s proprietary branded offerings into the plant nutrients category, the Company anticipates that the Acquisition will also enable it to further serve the needs of its retail partners and commercial growers as it continues to penetrate the market. Subject to the consummation of the Acquisition, the Company will acquire approximately 70 SKUs in the nutrient category and a new 25,000 square foot manufacturing facility in Paramount, California with cutting edge blending, bottling and filling equipment. Approximately 15 employees are expected to join the Company upon consummation of the Acquisition.

The Acquisition is expected to close in May 2021, subject to customary closing conditions. The Purchase Agreement also includes customary representations, warranties and covenants of the Company and the Seller. The Purchase Agreement also contains post-closing indemnification obligations pursuant to which the parties have agreed to indemnify each other against losses resulting from certain events, including breaches of representations and warranties, covenants and certain other matters.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement, a copy of which is filed as Exhibit 10.38 to the registration statement on Form S-1 (File No. 333-255510) relating to the Equity Offering (as defined below).

Item 2.02	Results of Operations and Financial Condition.

The information set forth in Item 7.01 below is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

HEAVY 16 Acquisition

On April 26, 2021, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements include statements made about the Acquisition described above. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the Company’s control, include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filing made with the Securities and Exchange Commission on March 30, 2021. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company disclaims any obligation to update these forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Equity Offering

On April 26, 2021, the Company issued a press release, which is attached hereto as Exhibit 99.2, to announce that it has commenced a public offering of an aggregate of 4,000,000 shares of its common stock (the “Equity Offering”). In addition, set forth below are certain updates with respect to the Company’s business and results of operations included in the preliminary prospectus for the Equity Offering.

Preliminary First Quarter 2021 Financial Results

The following presents selected preliminary unaudited financial results as of, and for, the three months ended March 31, 2021. The Company’s consolidated financial statements as of, and for, the three months ended March 31, 2021, are not yet available. The following information reflects the Company’s preliminary estimates based on currently available information. The Company has provided ranges, rather than specific amounts, for the preliminary results described below primarily because its financial closing procedures for the three months ended March 31, 2021, are not yet complete and, as a result, its final results upon completion of its closing procedures may vary from the preliminary estimates within the ranges described below. The Company expects to complete its closing procedures with respect to the quarter ended March 31, 2021 after the completion of the Equity Offering. The estimates were prepared by the Company’s management, based upon a number of assumptions, in connection with preparation of its financial statements and completion of its preliminary review for the quarter ended March 31, 2021. Additional items that would require material adjustments to the preliminary financial information may yet be identified. In addition, the Company’s estimated range of Adjusted EBITDA for the three months ended March 31, 2021 excludes the impact of certain income and expense items which have not been fully reviewed by management and are subject to further adjustments, some of which may be material.

Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. These estimates and non-GAAP measures, including Adjusted EBITDA, should not be viewed as a substitute for interim financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”). In addition, the preliminary results are not necessarily indicative of the results that may be reported for the remainder of fiscal 2021 or any future periods. The Company’s independent registered public accounting firm has not conducted a review of, and does not express an opinion or any other form of assurance with respect to, these preliminary estimates.

For the three months ended March 31, 2021, the Company expects to report:

•	Net sales in the range of $109 million to $111 million, as compared to $66.9 million for the three months ended March 31, 2020, an increase of approximately 65% calculated using the midpoint of the range. The growth in net sales was broad and diverse, with higher net sales expected across multiple geographies, product categories and its brand segments (its proprietary, preferred and distributed brands).

•	Net income in the range of $4.1 million to $4.9 million, as compared to net loss of ($3.1) million for the three months ended March 31, 2020.

•	Adjusted EBITDA in the range of $8.9 million to $9.9 million, as compared to $1.6 million for the three months ended March 31, 2020, an increase of approximately 490% calculated using the midpoint of the range.

The expected increases in net income and Adjusted EBITDA are due in part to (i) anticipated higher sales driven in part by the Company’s proprietary brands which it believes grew faster than its preferred and distributed brands in the first quarter of 2021 versus the same period in the prior year, (ii) anticipated higher gross profit resulting from the higher sales referenced above and a higher gross profit margin in the first quarter of 2021 versus the same period in the prior year primarily as a result of more favorable sales mix, and (iii) anticipated leverage on the Company’s selling, general and administrative expenses which it expects were lower as a percentage of net sales in the first quarter of 2021 versus the same period in the prior year.

Additionally, as of March 31, 2021, the Company estimates that it had cash, cash equivalents and restricted cash of approximately $62.0 million and an aggregate principal amount of debt outstanding of $1.1 million. The Company also estimates that it had $50.0 million of available borrowing capacity under the Senior Secured Revolving Credit Facility with JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender.

Non-GAAP Financial Presentation

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating the Company’s performance and that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) provides useful supplemental measures that assist in evaluating its ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.

The Company defines Adjusted EBITDA as net income (loss) excluding interest expense, income taxes, depreciation and amortization, share-based compensation, employer payroll taxes on share-based compensation and other unusual and/or infrequent costs (i.e., impairment, restructuring and other expenses, acquisition-related expenses, loss on debt extinguishment and other income, net), which the Company does not consider in its evaluation of ongoing operating performance.

The reconciliation below is to preliminary net income and management has not completed its review of these items; therefore, actual results could differ significantly. The following table reconciles the preliminary Adjusted EBITDA range of $8.9 million to $9.9 million to the preliminary net income range of $4.1 million to $4.9 million for the three months ended March 31, 2021:

	Range
	Three Months Ended
	March 31, 2021
	(in millions)
Net Income Range	$4.1	$4.9
Interest expense	0.1	0.1
Income taxes	0.6	0.8
Depreciation and amortization	1.6	1.6
Impairment, restructuring and other	0.0	0.0
Acquisition expenses (1)	0.6	0.6
Other income, net	(0.1)	(0.1)
Stock-based compensation (2)	1.3	1.3
Loss on debt extinguishment	0.7	0.7
Adjusted EBITDA Range	$8.9	$9.9

______________________

(1)  Acquisition expenses includes consulting, transaction services and legal fees incurred for the signed and pending HEAVY 16 acquisition and certain potential acquisitions.

(2)  Stock-based compensation also includes the amount of employer payroll taxes on stock-based compensation.

The following table reconciles Adjusted EBITDA to the net loss of $3.1 million for the three months ended March 31, 2020:

Three Months Ended
March 31, 2020
(in millions)
Net Loss	$(3.1)
Interest expense	2.8
Income taxes	0.1
Depreciation and amortization	1.8
Impairment, restructuring and other	0.0
Acquisition expenses	0.0
Other income, net	0.0
Stock-based compensation	0.0
Loss on debt extinguishment	0.0
Adjusted EBITDA	$1.6

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.01	Unit Purchase and Contribution Agreement, dated as of April 26, 2021, by and among Hydrofarm Holdings Group, Inc., Field 16, LLC, F16 Holding LLC and the members of F16 Holding LLC (incorporated by reference to Exhibit 10.38 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 26, 2021).
99.1	Press Release, dated April 26, 2021, announcing the Acquisition and Preliminary Financial Results for First Quarter 2021.
99.2	Press Release, dated April 26, 2021, announcing launch of the Equity Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: April 26, 2021	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer